Exhibit 99.3

DIODES 1Q 2012 EARNINGS CALL

QUESTIONS AND ANSWERS

Operator

(Operator Instructions)

Steve Smigie—Raymond James & Associates – Analyst

Dr. Lu, you guys had very nice growth in the June quarter, and I just was wondering if you could give us some discussion on where we are in the cycle. I guess I’m getting a little bit, given the strong growth in June, can you still get strong seasonal growth into September? Do we have that kind of strength at this point in the cycle, or is it still too early to see seasonal better growth in September?

Keh-Shew Lu—Diodes Inc—President and CEO

Hi, Steve. We know our seasonal cycle is 1Q typically is lower than 4Q, and second quarter is going up, and third quarter will be another jump, then fourth quarter depends on the market situation, could be slightly down or slightly up, then go to next year, it go down again. Now, fortunately, this year even most the market went down, we are able to take advantage of warm up the market and ship out our finished good inventory which was built in the fourth quarter when we know slow down and we actually have excess capacity so we build those units and we are able to ship those units out and gain the market share and get growth. And second quarter we continue that market is warm but it’s not really very hot. We are able to due to past design wins and our new product efforts, we are able to significantly gain the market share. And we just believe go to the rest of year, we’ll try to, like we have been doing, but I can tell you in second quarter we performed better in seasonality, and better in our SAM’s growth. Now, third quarter, we don’t know yet. So we cannot really make too much comment on third quarter.

Steve Smigie—Raymond James & Associates – Analyst

Okay. Thank you. And I guess similarly, on gross margin, there was some I think difficult pricing near term and you guys were making some effort to work down some lower margin product. So it seems that, again, as we go forward, I mean, you have a very nice jump in gross margin here in June but then going forward throughout the rest of the year it seems like you should continue to get gross margin gains as you get better utilization, as you no longer have the significant pricing impacts and as you start to mix in some better products. Is that sort of a fair way to think about it?

Keh-Shew Lu—Diodes Inc—President and CEO

Yes. Let me put in more detail. In the past at the last conference call I point out the four key issues affect our gross margin. One is ASP dilution and ASP pressure still continues, but we think in move forward that ASP pressure will be reduced and we should be able to keep the ASP. But whatever the pressure in the past, you go down in semiconductor business, it’s just very difficult to go to raise the price and we are not — we do not have any intention to go to raise the price. But this I can say, that ASP pressure move forward, we’re going to be much more stabilized than the last two, three quarters. Second thing is the product mix. Due to the demand soft, start from probably June last year, I already start talking about we are moving our product mix to utilize our excess capacity, and that excess capacity is still there until probably 2Q we are able to backfill some. But we do not really or seeing it going to be backfilled full in the second quarter. Therefore, we are not moving our product mix. The product mix will keep the same thing. Now, the third one I think is equipment utilization, and equipment utilization in 4Q, we take advantage of that equipment utilization and we know first quarter due to the Chinese New Year, due to the short of people, shortened working day, we’re going to have — we will not be able to utilize equipment. Therefore, we building in ahead some of the units using our utilization in 4Q. Then in the first quarter, we ship out those inventory and you know we put — we reduced our finished good inventory about 20% and it’s not stacking the channel because the channel inventory actually going down too. So those help us improve the utilization and that’s why we focus second quarter our GPM percent will be improved because utilization will be improved too. Copper-wire conversion, we still working on it, but it’s not going to be very quickly because the one we can convert, which is general market we have converted but for the major customer they typically won’t convert it until the next model year or next design. So that one is going to be slow until we get it. So those four effects which affect our GPM. The one we can really improve is utilization. ASP pressure will be — we are no longer going to be dropping the price but you are not going to raise the price to improve the GPM.

Steve Smigie—Raymond James & Associates – Analyst

Great. Thank you very much.

Richard Sewell—Stephens Inc. – Analyst

Yes, it’s Richard in for Harsh Kumar. Congratulations on the quarter and the guidance. I just had a few housekeeping questions. For the tax rate, should we expect the 7% to 13% for the full year? And then what is your strategy for OpEx as well?

Rick White—Diodes Inc – CFO

The tax rate will be that, at that rate, 7% to 13% for the year. That’s our projection right now. For OpEx, with the revenue growth, basically our model is to allow OpEx to go up at about half that rate.

Keh-Shew Lu—Diodes Inc—President and CEO

SG&A.

Rick White—Diodes Inc – CFO

SG&A, I’m sorry. SG&A, that’s right, to go up about half that rate. So if revenue goes 10%, the SG&A would go up 5%. R&D, we allow to grow at the same rate. That’s kind of the model that we’re after.

Richard Sewell—Stephens Inc. – Analyst

That’s great. Thank you for the color on that. And then the other question I had is last year you had some — the labor situation in China impacted the Company. After the Chinese New Year, did you see any of that again this year, or what steps did you take to kind of solve that problem this year?

Keh-Shew Lu—Diodes Inc—President and CEO

Well, the situation actually is similar because that phenomenon in China, it just during the Chinese new year a lot of people go home and just don’t come back. But this year we take some precaution because we know going to be happen, we are not going to repeat the same problem as last year. So like I mentioned, we take the — since we have excess capacity in 4Q last year, which actually build ahead some of the commodity units to use in that capacity. And that’s why you see in 1Q we ship out finished goods, and that’s what we have been doing. Second thing is, we pay more attention so we hiring the people ahead of the Chinese New Year, so this year we start from December last year, we already start to hire the people, get started getting training and, therefore, this year in 1Q we are much smoother than last year.

Richard Sewell—Stephens Inc. – Analyst

That’s great. Thank you. I’ll jump back in the queue.

Chris Longiaru—Sidoti & Company – Analyst

My first question’s for Mark. Can you elaborate a little bit more on what you’re seeing in Europe and what areas there are weak and what areas might be surprising?

Mark King—Diodes Inc—SVP, Sales and Marketing

Well, Europe is probably the most uncertain market that we’re experiencing, although our first quarter was quite strong in Europe relative to fourth quarter. We had a major inventory adjustment in the channel in the fourth quarter, that continued some small decrease but with an actually improved order rates and improved POS rates in Q1. Second quarter is in line with our guidance. I think I mentioned in the speech that we expect continued improvements in Europe, although in the last two weeks we get a little bit more nervous as we’re seeing a little bit of adjustment, possible adjustment in the Euro that could have some impact. So I think it’s a little uncertain but we don’t see dramatic change in the order rates.

Keh-Shew Lu—Diodes Inc—President and CEO

The key thing, how many percent of our revenue is in Euro instead of US dollar.

Mark King—Diodes Inc—SVP, Sales and Marketing

12%. Actually probably of the 12%, probably 10% of it is in Euro.

Chris Longiaru—Sidoti & Company – Analyst

And what’s the — in terms of the —?

Keh-Shew Lu—Diodes Inc—President and CEO

More concern because if Europe, due to the election of the France, and the — make the Europe very weak, then it would affect us because the revenue would go down.

Chris Longiaru—Sidoti & Company – Analyst

In terms of that weakness, how much just in relative terms, how sensitive is that revenue to the shift in the Euro? Can you give us an idea?

Mark King—Diodes Inc—SVP, Sales and Marketing

Well, I mean, the only thing — about 10% of our revenue globally is in Euro’s, so the impact of that percentage change whether go to 128 or 130, that’s where the impact will be.

Keh-Shew Lu—Diodes Inc—President and CEO

We really don’t know what will be the Euro exchange rate versus US, but that is the one — if US significant Euro ratio change, that cause us a problem.

Chris Longiaru—Sidoti & Company – Analyst

Just in terms of utilization, because now you’re starting to add capacity again, where were you last quarter and with the added capacity, what is your number going to look like for June? I would imagine it would be a little bit lower?

Keh-Shew Lu—Diodes Inc—President and CEO

Well, we’re adding capacity at the area which is newer and advanced package because that’s the area our new products start to ramp. So when we say we adding the capacity, that is the area, to support the new product, support new design wins, but from the commodity area which is majority of capacity, we still not fully utilized yet.

Chris Longiaru—Sidoti & Company – Analyst

Okay. Okay. And so all these new products have a little bit of a higher gross margin too than the corporate average, I would imagine?

Keh-Shew Lu—Diodes Inc—President and CEO

Yes.

Chris Longiaru—Sidoti & Company – Analyst

Okay. Great. That’s all I had for now. Thank you guys.

Gary Mobley—The Benchmark Company – Analyst

Dr. Lu, I know you might not answer this question because you always try to emphasize expansion and gross profit dollars versus gross margin, but hoping to narrow you down on a number here. Now, in the past you’ve delivered gross margins as high as 38%, roughly, and now we’re down sub-25%. I’m just wondering when we might get back to the low 30% gross margin level, and what the quarterly revenue level needs to be to achieve that goal?

Keh-Shew Lu—Diodes Inc—President and CEO

Well, I think like I mentioned our gross margin percent is due to those four factors I mentioned about. So ASP pressure I think is there, is stop. So, we are not going to. The key one really is utilization. So we are looking at if the market’s stable, then we can change our product mix to utilize the standard product, then we can improve our margin.

You asked me, that’s not my focus anyway. My focus is on GPM dollar and as soon as we can continue improve our GPM dollar, we probably will continue try to gain market share and even 10%, 15% product, our GPM percent product business, why not take it. So I do not really spend the time or the focus in how do we get the GPM percent higher. More, how do we continue improve GPM dollar and, therefore, improve earnings per share.

Gary Mobley—The Benchmark Company – Analyst

Okay. Fair enough. With respect to your labor cost in China, it is my understanding that Foxconn has a large facility right across the street from Chengdu, and there’s been a lot of highly publicized labor wage increases in China. So I’m just wondering what sort of labor price increases you’re having to deal with on a year-over-year basis, and how that might trend for the balance of the year? And how impactful that is to your overall cost of goods sold?

Keh-Shew Lu—Diodes Inc—President and CEO

Like I say, labor problem in China, nobody can escape from there, we just need to deal with it. But, fortunately, I think — in the past, what I’m talking about is every 10% labor cost increase in China it affects us GPM percent somewhere around 0.5% to 1%. And that is really short-term because short-term, but then long-term you try to improve the productivity, you try to improve your utilization to offset that portion. So that’s life. We stick with it, and we just need to work it out and it’s not a major — I wouldn’t say it’s a major because somewhere around 0.5% to 1% for every 10% improve, increase.

Gary Mobley—The Benchmark Company – Analyst

Okay. That’s helpful. Mark, you mentioned a 3% sequential decrease in channel inventory for your parts out there, following an 8% decline during the fourth quarter. I would imagine your inventory in the channel always decreases sequentially in those respective quarters, so I’m just wondering if you can give us some relative metric like days of inventory to give us a better sense of what’s out there in the channel?

Mark King—Diodes Inc—SVP, Sales and Marketing

I don’t have the days in front of me. I think that we’re probably globally just about, I don’t know, 3.2 months. Which is probably pretty accurate. We probably have — we’ll probably see a little bit, probably flat to downish again in this quarter and then probably further down in third quarter as the demand increases. We’re kind of in our pattern, actually, the end of the first quarter you might start generally seeing inventory ramping a little bit, preparing for later in the year. I’m not sure that ramping down in the first quarter is generally our trend. So I think we were a little bit over and people are still a little bit sensitive to inventory in the channel. So we’ll be flattish to down, and probably down again in the third quarter slightly and then we’ll start to normalize our pattern again.

Gary Mobley—The Benchmark Company – Analyst

Thank you, guys.

Suji De Silva—ThinkEquity – Analyst

Dr. Lu, in terms of the capacity I had, had the sense there was flexible around the low margin and the high margin products and I’m surprised you’re having to add capacity at the high end. I thought you would just mix up as the demand improved. Can you describe where you’re adding this capacity again?

Keh-Shew Lu—Diodes Inc—President and CEO

Like I said, we’re adding at the newer and more advanced package, which is if you want to call, is high end or higher GPM type of capacity for the commodities spender in a capacity since it is still underutilized, we are not putting any capacity. As a matter of fact, some of the — if I can convert some of the equipment for the supporting higher, then we will. But not everything you can convert. Tender, tester, trim and form you cannot convert. — you can.

Mark King—Diodes Inc—SVP, Sales and Marketing

You might say it’s kind of a partial add. Some of the areas are very convertible into the new areas but some things we need different or maybe a different precision level than our historic product. So we’re making sure that we position those so that we don’t miss any of the upside demand opportunities that we see in front of us.

Suji De Silva—ThinkEquity – Analyst

Okay. Maybe I can ask a different way. What percent of your capacity is specific to the lower margin products?

Mark King—Diodes Inc—SVP, Sales and Marketing

I don’t think it’s that easy to say. I just don’t think we could really get into that kind of granulation. There’s just areas that with certain packages that require certain different types of handlers and, or this that we’re trying to make sure that we have upside capability on and as we go forward, this is the type of equipment that we’ll buy. And our standard products will move towards this as we progress.

Keh-Shew Lu—Diodes Inc—President and CEO

But you know, a lot of our new package we announced like PowerDI type of package. PowerDi type of package, I think those new package we announce, those is good package and advanced. If you remember our presentation, we are talking about diode move to the thinner, smaller package and (technical difficulty) type of package. PowerDi great example, and like other —.

Mark King—Diodes Inc—SVP, Sales and Marketing

Some of our historical — most of our historical stuff is wire-bonded and some of our newer products use clip, which is a different type of — gives a different type of performance and so on, so there’s just portions of each area of the manufacturing that we need to add to position ourselves to capture this demand.

Suji De Silva—ThinkEquity – Analyst

Okay. Quick last question on the second quarter, the guide. I think you said the inventories stay flat to down. Is most of the demand here sell through customers increasing demand or is it some restocking at the customers would this be? Thanks.

Mark King—Diodes Inc—SVP, Sales and Marketing

I would say it’s through demand. I think we’re going to be supporting demand in the quarter.

Keh-Shew Lu—Diodes Inc—President and CEO

Yes. I think Mark already say we expect the second quarter this inventory will continue going down so you could see based on that statement it should be sell through.

Suji De Silva—ThinkEquity – Analyst

Perfect. Thanks, guys.

Ramesh Misra—National Securities – Analyst

First question in regards to balance sheet, I guess cash went up mostly because of this $42 million draw down. Can you tell me a little more about it? You just paid down your debt about three quarters ago. Now you’re borrowing money again. What are your thoughts? Why? Why are you increasing —?

Rick White—Diodes Inc – CFO

It’s a flexibility issue. When you have $300 million or $200 million of cash from a convertible note, you have lots of flexibility and we paid that down and we just decided we wanted to have some additional flexibility for general corporate purposes, M&A, CapEx, if we wanted to do it, those kinds of things.

Ramesh Misra—National Securities – Analyst

What are the terms on this debt?

Keh-Shew Lu—Diodes Inc—President and CEO

The money is for Chengdu expansion.

Rick White—Diodes Inc – CFO

Sure. So that’s part of the CapEx that we do. It’s actually, it’s just an adder to the credit line that we have with BofA anyway. It’s actually cheaper than —.

Rick White—Diodes Inc – CFO

It’s actually cheaper than a credit line. I think it’s LIBOR plus 1.25.

Ramesh Misra—National Securities – Analyst

Okay.

Rick White—Diodes Inc – CFO

And the convert was like 2.25, and we’re at LIBOR plus 1.25, so that’s about 1.5, 1.6, something like that.

Keh-Shew Lu—Diodes Inc—President and CEO

Cheaper money. So we just said take advantage of that.

Ramesh Misra—National Securities – Analyst

Okay.

Keh-Shew Lu—Diodes Inc—President and CEO

And using it.

Ramesh Misra—National Securities – Analyst

Okay. Any thoughts in terms of acquisitions, M&A opportunities?

Keh-Shew Lu—Diodes Inc—President and CEO

Well, we don’t have any major M&A right now under-working.

Ramesh Misra—National Securities – Analyst

Okay.

Rick White—Diodes Inc – CFO

But we’re still open to it. We’re talking to investment bankers and everybody on a weekly or — not quite a daily basis, but periodically. So we’re open to it.

Keh-Shew Lu—Diodes Inc—President and CEO

If the opportunity is there, we will take action. But right now we don’t have anyone under contract.

Ramesh Misra—National Securities—Analyst

Got it. In regards to Chengdu, Dr. Lu, you had, last quarter you had said that you’re holding off on expanding capacity over there. You’re still kind of continuing to add a little bit. Any update on your thoughts in regards to the build out of Chengdu?

Keh-Shew Lu—Diodes Inc—President and CEO

I think I’ll speak today we already say, we finish the building by end of this quarter and then we’ll start to do our — to put the facility —.

Rick White—Diodes Inc—CFO

To outfit the building with electricity, Murphy, clean room, that kind of stuff.

Keh-Shew Lu—Diodes Inc—President and CEO

We’re hoping just get it ready next year, because the power it take about nine months to 10 months. So I think we finish the building, we start to do the power line and we started getting ready so whenever the market turns, where we see really the need, then we can take advantage of that. And right now is long detail item like power we’re going to start to do the power line, to bring the power in. So this is what we’re doing.

Ramesh Misra—National Securities—Analyst

Got it. In regards to the capital constraints in China and end demand in China, what are you seeing over there? Do you think the worst is now behind us over there, or is it still kind of a little bit murky?

Keh-Shew Lu—Diodes Inc—President and CEO

This is very difficult question for me. I pay more attention to our market or our customer.

Mark King—Diodes Inc—SVP, Sales and Marketing

I would say the demand is rising as with the other regions in the second quarter. I don’t think that there’s any great march forward but I think that the demand is stable to up.

Ramesh Misra—National Securities—Analyst

Okay. So you would feel a little better about China than Europe at this point in terms of just recent developments?

Mark King—Diodes Inc—SVP, Sales and Marketing

I mean, yes. I mean, I think Europe is — it’s swirling within its own economic turmoil and so the question is, is how people respond to that. I think the underlying issues really haven’t changed that much. So we just have to see how everybody handles it going forward. And that will probably sort out in the next month or so.

Ramesh Misra—National Securities—Analyst

Got it. And then finally, in regards to the industrial segment, well, at least here in the US we have been seeing more positive signs from the industrial market. In Europe, I guess since a lot of it is kind of export oriented to China, it’s still kind of a little bit cloudy. So what are your thoughts and outlook in regards to the industrial end market going forward?

Mark King—Diodes Inc—SVP, Sales and Marketing

I think it looks pretty good. I think we’re seeing some of the improvements that we’ve been talking about in North America have been driven by the industrial segment. Actually, we were up in all regions in the industrial segment in the first quarter, and I think we see solid advances in Asia in the industrial segment in Q2.We do a lot of business in power supply with our SBR products so we’re making some good traction there and again, Europe is a big industrial marketplace so how Europe goes we’ll see that going forward.

Ramesh Misra—National Securities—Analyst

Okay. All right. Thanks very much, folks. That’s very helpful.

Shawn Harrison—Longbow Research—Analyst

I just wanted to follow up on smartphones and tablets, a lot of conversation in the beginning of the call, the growth there, and the growth outlooks. What percentage of revenues do those products represent right now and maybe where could they run over the next 12 months as a percentage of sales?

Mark King—Diodes Inc—SVP, Sales and Marketing

We really don’t break that out. But as you can see, our consumer sector, we’re 34%.We’re 34% consumer. So that’s a strong segment for us, along with smartphones, tablets, LED-TVs, also a strong thing. So we don’t really break out those two categories as a percentage of revenue.

Shawn Harrison—Longbow Research—Analyst

Okay. I mean, is it something that we could over the next 12 to 24 months approach even half the consumer business? I’m just trying to get an idea.

Mark King—Diodes Inc—SVP, Sales and Marketing

I really don’t think we’re going to dissect that.

Shawn Harrison—Longbow Research—Analyst

I guess second follow-up, just on end demand. We talked about kind of I guess what’s good and some questions within Europe. Maybe any end products that you’re selling into or markets that we’re just not seeing the upturn yet.

Mark King—Diodes Inc—SVP, Sales and Marketing

In Europe specifically, I mean, I think we’ve seen some decent expansion in our business in the automotive sector. Maybe a little bit in the consumer sector in some TV applications and so forth. And I think the industrial segment actually did in Q1, increase over Q4. I was kind of — when I said I wasn’t sure, I was really talking about the outlook for Q2.

Shawn Harrison—Longbow Research—Analyst

Okay. And I guess maybe just the notebook PC market in general, expectations for the rest of the year, is it — are we going to see growth or are you kind of a little bit more tempered?

Mark King—Diodes Inc—SVP, Sales and Marketing

No, I think that we’ll see — I think we’ll see muted growth in that segment for the balance of the year or through its normal cycle.

Shawn Harrison—Longbow Research—Analyst

Okay. And then just one final follow-up. Rick, the tax rate being lower for this year, as we move into ‘13 was this kind of a permanent structural shift in terms of where taxes will be, or does it rise maybe as end demand continues to improve?

Rick White—Diodes Inc—CFO

Well, I think in general our tax rate has been higher historically and I would think that we would move back more to the historical perspective going forward next year and beyond.

Shawn Harrison—Longbow Research—Analyst

Okay. Very helpful. Thanks so much.

Stephen Chin—UBS—Analyst

I have a couple questions on the end markets, so for Dr. Lu or for Mark. I guess going back to the commentary on smartphones and tablets, was wondering if you could talk — give us a little more color on I guess what products growth in those two end markets or product areas are helping the drive? Is it more commodity discretes that you’re selling to those products or is it customer specific discretes or potentially any increase in analog content in those smartphone and tablets?

Mark King—Diodes Inc—SVP, Sales and Marketing

I think that we’re strong, I think we’ve seen a lot of action in our bjt products. I think we’ve seen a lot of action in our MOSFET products. We’re seeing — we see that marketplace as a strong place for our logic business. So we’re trying to attack with our product line across the board. Yes, we sell commodity products into that area, but we’re very much more focused on our premium product in those end equipments.

Stephen Chin—UBS—Analyst

Okay. And then also as far as notebook, I guess following up to the previous question on notebooks, any comments on how demand surrounding new product cycles such as Intel’s Ivy Bridge and maybe even comments a little further into and looking out into Q3 for example around back-to-school. Any comments around longer term demand, or medium term demand and also PC demand in other areas such as Asia?

Mark King—Diodes Inc—SVP, Sales and Marketing

To be honest with you, we kind of follow that month-to-month. The notebook cycle is not something you can — I don’t know, we don’t see it predictable outside of what we see in the next 60 to 90 days. And we see some improvements in the sector. We see opportunities for our growth in those sectors through new design wins and new products that we have going into that product in our USB switch area and some logic areas and then the MOSFET product area. So overall demand, sometimes when I look at our revenue versus the overall demand, I’m really more focused on what I see our revenue flow to be and I see some growth opportunities there. Not as much — I don’t have — watch the unit output quite as much. Other people might have a better vision of where that’s going to be six months out.

Stephen Chin—UBS – Analyst

Okay. And just one last one on ASP pressures that you mentioned earlier. Is that expected to abate in the current quarter or in the second half and was this — is this because of competitors that started to cut pricing in order to move product or is it some of your direct customers are looking for more pricing concessions? That would be helpful.

Mark King—Diodes Inc—SVP, Sales and Marketing

Customers are always looking for price concessions. That’s their job. And yes, when utilization’s down, there’s ASP pressure. And as people get out of mix, they sell things that they don’t normally sell. So yes, we believe and we hope that demand stabilizes and as we go to even nominal growth, that ASP pressures will be alleviated. We always have ASP pressure. Our goal is to change our ASP mix as well as the improved market should help that situation.

Stephen Chin—UBS – Analyst

Great. Thanks, Mark.

Keh-Shew Lu—Diodes Inc—President and CEO

Thank you for your participation today. Operator, you may now disconnect.

Operator

We thank you for your participation in today’s conference, you may now disconnect and have a great day. your week.